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                                                                  EXHIBIT (a)(2)





                             WYNSTONE PARTNERS, L.P.

                        (A DELAWARE LIMITED PARTNERSHIP)
                      ------------------------------------

                          LIMITED PARTNERSHIP AGREEMENT

                          DATED AS OF [SEPTEMBER ___], 1998
                      -------------------------------------

                             CIBC OPPENHEIMER TOWER
                     ONE WORLD FINANCIAL CENTER, 31ST FLOOR
                               200 LIBERTY STREET
                            NEW YORK, NEW YORK 10281
                                 (212) 667-4225
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                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE I   DEFINITIONS......................................................


ARTICLE II  ORGANIZATION; ADMISSION OF PARTNERS..............................

   2.1   Formation of Limited Partnership....................................

   2.2   Name................................................................

   2.3   Principal and Registered Office.....................................

   2.4   Duration............................................................

   2.5   Objective and Business of the Partnership...........................

   2.6   General Partners....................................................

   2.7   Limited Partners....................................................

   2.8   Special Advisory Limited Partner....................................

   2.9   Organizational Limited Partner......................................

   2.10  Both General and Limited Partner....................................

   2.11  Limited Liability...................................................


ARTICLE III MANAGEMENT.......................................................

   3.1   Management and Control..............................................

   3.2   Actions by Individual General Partners..............................

   3.3   Meetings of Partners................................................

   3.4   Custody of Assets of the Partnership................................

   3.5   Other Activities of Partners........................................

   3.6   Duty of Care........................................................

   3.7   Indemnification.....................................................

   3.8   Fees, Expenses and Reimbursement....................................


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ARTICLE IV  TERMINATION OF STATUS OF ADVISER AND INDIVIDUAL GENERAL
              PARTNERS, TRANSFERS AND REPURCHASES............................

   4.1   Termination of Status of the Adviser................................

   4.2   Termination of Status of an Individual General Partner..............

   4.3   Removal of Individual General Partners..............................

   4.4   Transfer of Interests of Individual General Partners................

   4.5   Transfer of Interests of Limited Partners...........................

   4.6   Transfer of Interests of Special Advisory Limited Partner...........

   4.7   Repurchase of Interests.............................................


ARTICLE V CAPITAL............................................................

   5.1   Contributions to Capital............................................

   5.2   Rights of Partners to Capital.......................................

   5.3   Capital Accounts....................................................

   5.4   Allocation of Net Profit and Loss...................................

   5.5   Allocation of Insurance Premiums and Proceeds.......................

   5.6   Allocation of Certain Withholding Taxes and Other Expenditures......

   5.7   Reserves............................................................

   5.8   Incentive Allocation................................................

   5.9   Allocation of Organizational Expenses...............................

   5.10  Tax Allocations.....................................................

   5.11  Distributions.......................................................

   5.12  Foreign Withholding.................................................


ARTICLE VI  DISSOLUTION AND LIQUIDATION......................................

   6.1   Dissolution.........................................................

   6.2   Liquidation of Assets...............................................


ARTICLE VII  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS....................


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   7.1   Accounting and Reports..............................................

   7.2   Determinations By Individual General Partners.......................

   7.3   Valuation of Assets.................................................


ARTICLE VIII MISCELLANEOUS PROVISIONS........................................

   8.1   Amendment of Partnership Agreement..................................

   8.2   Special Power of Attorney...........................................

   8.3   Notices.............................................................

   8.4   Agreement Binding Upon Successors and Assigns.......................

   8.5   Applicability of 1940 Act and Form N-2..............................

   8.6   Choice of Law; Arbitration..........................................

   8.7   Not for Benefit of Creditors........................................

   8.8   Consents............................................................

   8.9   Merger and Consolidation............................................

   8.10  Pronouns............................................................

   8.11  Confidentiality.....................................................

   8.12  Certification of Non-Foreign Status.................................

   8.13  Severability........................................................

   8.14  Filing of Returns...................................................

   8.15  Tax Matters Partner.................................................

   8.16  Section 754 Election................................................


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                             WYNSTONE PARTNERS, L.P.
                          LIMITED PARTNERSHIP AGREEMENT


         THIS LIMITED PARTNERSHIP AGREEMENT of Wynstone Partners, L.P. (the "Partnership") is dated as of [September 2,] 1998 by and among Jesse H. Ausubel, Paul Belica and Jeswald Salacuse as the Individual General Partners, CIBC Oppenheimer Advisers, L.L.C., as the Special Advisory Limited Partner, and those persons hereinafter admitted as General Partners and as Limited Partners.


                              W I T N E S S E T H :

         WHEREAS, the Partnership has heretofore been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act pursuant to an initial Certificate of Limited Partnership (the "Certificate") dated and filed with the Secretary of State of Delaware on August 13, 1998;

         NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:


                                    ARTICLE I

                                   DEFINITIONS

      For purposes of this Agreement:

      ADVISER CIBC Oppenheimer Advisers, L.L.C., a limited liability company organized under Delaware law, or any person who may hereinafter serve as the investment adviser to the Partnership pursuant to an Investment Advisory Agreement.

      ADVISERS ACT              The Investment Advisers Act of 1940 and the
                                rules, regulations and orders thereunder, as amended from time to time, or any successor law.

      AFFILIATE                 An affiliated person of a person as such term is
                                defined in the 1940 Act.

      AGREEMENT                 This Limited Partnership Agreement, as amended
                                from time to time.
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      ALLOCATION CHANGE         With respect to each Limited Partner for each
                                Allocation Period, the difference between:

                                (1) the sum of (a) the balance of such Limited
                                    Partner's Capital Account as of the close of the Allocation Period (after giving effect to all allocations to be made to such Limited Partner's Capital Account as of such date other than any Incentive Allocation to be debited against such Limited Partner's Capital Account), plus (b) any debits to such Limited Partner's Capital Account during the Allocation Period to reflect any actual or deemed distributions or repurchases with respect to such Limited Partner's Interest, plus (c) any debits to such Limited Partner's Capital Account during the Allocation Period to reflect any Insurance premiums allocable to such Limited Partner, plus (d) any debits to such Limited Partner's Capital Account during the Allocation Period to reflect any items allocable to such Limited Partner's Capital Account pursuant to Section 5.6 hereof other than Management Fees; and

                                (2) the sum of (a) the balance of such Limited
                                    Partner's Capital Account as of the
                                    commencement of the Allocation Period, plus
                                    (b) any credits to such Limited Partner's
                                    Capital Account during the Allocation Period to reflect any contributions by such Limited Partner to the capital of the Partnership, plus (c) any credits to such Limited Partner's Capital Account during the Allocation Period to reflect any Insurance proceeds allocable to such Limited Partner.

                                If the amount specified in clause (1) exceeds the amount specified in clause (2), such difference shall be a POSITIVE ALLOCATION CHANGE, and if the amount specified in clause
                                (2) exceeds the amount specified in clause (1), such difference shall be a NEGATIVE ALLOCATION CHANGE.


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      ALLOCATION PERIOD         With respect to each Limited Partner, the period
                                commencing as of the date of admission of such Limited Partner to the Partnership, and thereafter each period commencing as of the day following the last day of the preceding Allocation Period with respect to such Limited Partner, and ending at the close of business on the first to occur of the following:

                                (1) the last day of a Fiscal Year;

                                (2) the day as of which the Partnership
                                    repurchases the entire Interest of such
                                    Limited Partner;

                                (3) the day as of which the Partnership admits
                                    as a substituted Limited Partner a person to whom the Interest of such Limited Partner has been Transferred (unless there is no change of beneficial ownership); and

                                (4) the day as of which the Adviser's status as
                                    the Special Advisory Limited Partner is
                                    terminated pursuant to Section 4.1 hereof.

      CAPITAL ACCOUNT           With respect to each Partner, the capital
                                account established and maintained on behalf of each Partner pursuant to Section 5.3 hereof.

      CAPITAL PERCENTAGE        A percentage established for each Limited
                                Partner on the Partnership's books as of each Expense Allocation Date. The Capital Percentage of a Limited Partner on an Expense Allocation
                                Date shall be determined by dividing the amount of capital contributed to the Partnership by the Limited Partner pursuant to Section 5.1 hereof by the sum of the capital contributed to the Partnership by each Limited Partner pursuant to
                                Section 5.1 hereof on or prior to such Expense
                                Allocation Date. The sum of the Capital
                                Percentages of all Limited Partners on each Expense Allocation Date shall equal 100%.

      CERTIFICATE               The Certificate of Limited Partnership of the
                                Partnership and any amendments thereto as filed with the office of the Secretary of State of Delaware.

      CIBC OPCO                 CIBC Oppenheimer Corp., or any successor
                                thereto.


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      CIBC OPCO SERVICES        Such administrative services as CIBC Opco shall
                                provide to the Partnership pursuant to a separate written agreement with the Partnership as contemplated by Section 3.9(a) hereof.

      CLOSING DATE              The first date on or as of which a Limited
                                Partner other than the Organizational Limited
                                Partner is admitted to the Partnership.

      CODE The United States Internal Revenue Code of 1986, as amended and as hereafter amended from time to time, or any successor law.

      DELAWARE ACT              The Delaware Revised Uniform Limited Partnership
                                Act as in effect on the date hereof and as amended from time to time, or any successor law.

      EXPENSE ALLOCATION DATE   The Closing Date, and thereafter each day on or
                                before [October 1, 1999,] as of which a
                                contribution to the capital of the Partnership is made pursuant to Section 5.1 hereof.

      FISCAL PERIOD             The period commencing on the Closing Date, and
                                thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

                                (1) the last day of a Fiscal Year;

                                (2) the day preceding any day as of which a
                                    contribution to the capital of the
                                    Partnership is made pursuant to Section 5.1;
                                    or

                                (3) any day (other than one specified in clause
                                    (2) above) as of which this Agreement
                                    provides for any amount to be credited to or debited against the Capital Account of any Partner, other than an amount to be credited to or debited against the Capital Accounts of all Partners in accordance with their respective Partnership Percentages.


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      FISCAL YEAR               The period commencing on the Closing Date and
                                ending on December 31, 1998, and thereafter each period commencing on January 1 of each year and ending on December 31 of each year (or on the date of a final distribution pursuant to Section
                                6.2 hereof), unless the Individual General
                                Partners shall elect another fiscal year for the Partnership that is a permissible taxable year under the Code.

      FORM N-2 The Partnership's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

      GENERAL PARTNERS          The Individual General Partners in such persons'
                                capacity as general partners of the Partnership.

      INCENTIVE ALLOCATION      With respect to each Limited Partner, 20% of the
                                amount, determined as of the close of each Allocation Period with respect to such Limited
                                Partner, by which such Limited Partner's
                                Positive Allocation Change for such Allocation
                                Period, if any, exceeds any positive balance in such Limited Partner's Loss Recovery Account as of the most recent prior date as of which any adjustment has been made thereto.

      INDEPENDENT GENERAL       Those Individual General Partners who are not
      PARTNERS                  "interested persons" of the Partnership as such
                                term is defined in the 1940 Act.

      INDIVIDUAL GENERAL        Those natural persons admitted to the
      PARTNERS                  Partnership as General Partners.

      INSURANCE                 One or more "key man" insurance policies on the
                                life of any principal of a member of the Adviser, the benefits of which are payable to the Partnership.

      INTEREST The entire ownership interest in the Partnership at any particular time of a Limited Partner or the Special Advisory Limited Partner, or other person to whom an Interest of a Limited Partner or portion thereof has been transferred pursuant to Sections 4.4 or 4.5 hereof, including the rights and obligations of such Limited Partner or other person under this Agreement and the Delaware Act.


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      INVESTMENT ADVISORY       A separate written agreement entered into by the
      AGREEMENT                 Partnership pursuant to which the Adviser
                                provides investment advisory services to the Partnership.

      LIMITED PARTNER           Any person who shall have been admitted to the
                                Partnership as a limited partner (including any General Partner in such person's capacity as a limited partner of the Partnership but excluding any General Partner in such person's capacity as a general partner of the Partnership) until the Partnership repurchases the entire Interest of such person as a limited partner pursuant to
                                Section 4.7 hereof or a substituted Limited
                                Partner or Limited Partners are admitted with respect to any such person's entire Interest as a limited partner pursuant to Section 4.5 hereof; such term includes the Adviser to the extent the Adviser makes a capital contribution to the Partnership and shall have been admitted to the Partnership as a limited partner, and shall not include the Special Advisory Limited
                                Partner.

      LOSS RECOVERY             A memorandum account to be recorded in the books
      ACCOUNT                   and records of the Partnership with respect to
                                each Limited Partner, which shall have an initial balance of zero and which shall be adjusted as follows:

                                (1) As of the first day after the close of each
                                    Allocation Period for such Limited Partner, the balance of the Loss Recovery Account shall be increased by the amount, if any, of such Limited Partner's Negative Allocation Change for such Allocation Period and shall be reduced (but not below zero) by the amount, if any, of such Limited Partner's Positive Allocation Change for such Allocation Period.

                                (2) The balance of the Loss Recovery Account
                                    shall be reduced (but not below zero) as of the first date as of which the Capital Account balance of any Limited Partner is reduced as a result of repurchase or transfer with respect to such Limited Partner's Interest by an amount determined by multiplying (a) such positive balance by
                                    (b) a fraction, (i) the numerator of which is equal to the amount of the repurchase or transfer, and (ii) the denominator of which is equal to the balance of such Limited Partner's


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                                    Capital Account immediately before giving
                                    effect to such repurchase or transfer.

                                No transferee of any Interest shall succeed to any Loss Recovery Account balance or portion thereof attributable to the transferor unless the Transfer by which such transferee received such Interest did not involve a change of beneficial ownership.

      NEGATIVE ALLOCATION       The meaning given such term in the definition of
      CHANGE                    Allocation Change.

      NET ASSETS                The total value of all assets of the
                                Partnership, less an amount equal to all accrued debts, liabilities and obligations of the Partnership, calculated before giving effect to any repurchases of Interests.

      NET PROFIT OR NET LOSS    The amount by which the Net Assets as of the
                                close of business on the last day of a Fiscal
                                Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net
                                Assets as of the commencement of the same Fiscal
                                Period (or, with respect to the initial Fiscal
                                Period of the Partnership, at the close of business on the Closing Date), such amount to be adjusted to exclude:

                                (1) the amount of any Insurance premiums or
                                    proceeds to be allocated among the Capital
                                    Accounts of the Partners pursuant to Section
                                    5.5 hereof;

                                (2) any items to be allocated among the Capital
                                    Accounts of the Partners on a basis which is not in accordance with the respective Partnership Percentages of all Partners as of the commencement of such Fiscal Period pursuant to Sections 5.6 and 5.7 hereof; and

                                (3) Organizational Expenses allocated among the
                                    Capital Accounts of the Limited Partners pursuant to Section 5.9 hereof.

      1940 ACT The Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.


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      1934 ACT                  The Securities Exchange Act of 1934 and the
                                rules, regulations and orders thereunder, as amended from time to time, or any successor law.

      ORGANIZATIONAL EXPENSES   The expenses incurred by the Partnership in
                                connection with its formation, its initial registration as an investment company under the 1940 Act, and the initial offering of Interests.

      ORGANIZATIONAL LIMITED    [____________________]
      PARTNER

      PARTNERS The General Partners, the Limited Partners and the Special Advisory Limited Partner, collectively.

      PARTNERSHIP               The limited partnership governed hereby, as such
                                limited partnership may from time to time be constituted.

      PARTNERSHIP PERCENTAGE    A percentage established for each Limited
                                Partner on the Partnership's books as of the first day of each Fiscal Period. The Partnership
                                Percentage of a Limited Partner for a Fiscal
                                Period shall be determined by dividing the balance of the Limited Partner's Capital Account as of the commencement of such Fiscal Period by the sum of the Capital Accounts of all of the Limited Partners as of the commencement of such Fiscal Period. The sum of the Partnership
                                Percentages of all Limited Partners for each Fiscal Period shall equal 100%.

      POSITIVE ALLOCATION       The meaning given such term in the definition of
      CHANGE                    Allocation Change.

      SECURITIES                Securities (including, without limitation,
                                equities, debt obligations, options, and other
                                "securities" as that term is defined in Section
                                2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon.

      SPECIAL ADVISORY ACCOUNT  A capital account established and maintained on behalf of the Special Advisory Limited Partner pursuant to Section 5.3 hereof solely for the purpose of receiving the Incentive Allocation.


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      SPECIAL ADVISORY LIMITED  The Adviser in its capacity as the investment
      PARTNER                   adviser to the Partnership.

      TRANSFER The assignment, transfer, sale, encumbrance, pledge or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.


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                                   ARTICLE II

                      ORGANIZATION; ADMISSION OF PARTNERS


      2.1   FORMATION OF LIMITED PARTNERSHIP.

            The General Partners shall execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates which, in the opinion of the Partnership's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Partnership shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Partnership.

      2.2   NAME.

            The name of the Partnership shall be "Wynstone Partners, L.P." or such other name as the Individual General Partners may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice thereof to each Partner.

      2.3   PRINCIPAL AND REGISTERED OFFICE.

            The Partnership shall have its principal office at CIBC Oppenheimer Tower, One World Financial Center, 31st Floor, 200 Liberty Street, New York, New York 10281, or at such other place designated from time to time by the Individual General Partners.

            The Partnership shall have its registered office in Delaware at 1013 Center Road, Wilmington, Delaware 19805-1297, and shall have Corporation Service Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Individual General Partners.

      2.4   DURATION.

            The term of the Partnership commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Partnership is dissolved pursuant to Section 6.1 hereof.

      2.5   OBJECTIVE AND BUSINESS OF THE PARTNERSHIP.

            (a) The objective and business of the Partnership is to purchase, sell (including short sales), invest and trade in Securities, on margin or otherwise, and to engage in any financial or derivative transactions relating thereto or otherwise. The Partnership may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may in the opinion of the Individual General Partners be necessary or advisable to carry out its objective or business.

            (b) The Partnership shall operate as a closed-end, non-diversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

      2.6   GENERAL PARTNERS.

            (a) Prior to the Closing Date, the Organizational Limited Partner may admit such persons who shall agree to be bound by all of the terms of this Agreement to serve as the initial Individual General Partners, subject to the election of such persons prior to the Closing Date by the Organizational Limited Partner. By signing this Agreement or the signature page of the Partnership's subscription agreement, a Limited Partner admitted on the Closing Date shall be deemed to have voted for the election of each of the initial Individual General Partners. After the Closing Date, the Individual General Partners may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Individual General Partners and the provisions of Section 3.3 hereof with respect to the election of Individual General Partners by Partners, admit any person who shall agree to be bound by all of the terms of this Agreement as an Individual General Partner. The names and mailing addresses of the Individual General Partners shall be set forth in the books and records of the Partnership. The number of Individual General Partners shall be fixed from time to time by the Individual General Partners but, at the Closing Date, shall not be less than three. At and after the Closing Date, all of the Individual General Partners shall be Independent General Partners.

            (b) Each Individual General Partner admitted to the Partnership shall serve for the duration of the term of the Partnership, unless his status as an Individual General Partner shall be sooner terminated pursuant to Section
4.2 hereof. In the event of any vacancy in the position of an Individual General Partner, the remaining Individual General Partners may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Individual General Partners then serving would have been elected by the Partners. The Individual General Partners may call a meeting of Limited Partners to fill any vacancy in the position of an Individual General Partner, and shall do so within 60 days after any date on which Individual General Partners who were elected by the Limited Partners cease to constitute a majority of the Individual General Partners then serving.

            (c) In the event that no Individual General Partner remains to continue the business of the Partnership, the Adviser shall promptly call a meeting of the Limited Partners, to be held within 60 days after the date on which the last Individual General Partner ceased to act in that capacity, for the purpose of determining whether to continue the business of the Partnership and, if the business shall be continued, of electing the required number of Individual General Partners. If the Limited Partners shall determine at such meeting not to continue the business of the Partnership or if the required number of Individual General Partners is not elected within 60 days after the date


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
on which the last Individual General Partner ceased to act in that capacity, then the Partnership shall be dissolved pursuant to Section 6.1 hereof and the assets of the Partnership shall be liquidated and distributed pursuant to
Section 6.2 hereof.

      2.7   LIMITED PARTNERS.

            For the first six months from the date of commencement of operations of the Partnership, the Individual General Partners may admit one or more Limited Partners as of the beginning of each calendar month. Thereafter, the Individual General Partners may admit one or more Limited Partners as of the beginning of each calendar quarter. Subject to the foregoing terms, Limited Partners may be admitted to the Partnership subject to the condition that each such Limited Partner shall execute an appropriate signature page of this Agreement or of the Partnership's subscription agreement pursuant to which such Limited Partner agrees to be bound by all the terms and provisions hereof. The Individual General Partners may in their absolute discretion reject subscriptions for limited partnership Interests in the Partnership. The admission of any person as a Limited Partner shall be effective upon the revision of the books and records of the Partnership to reflect the name and the contribution to the capital of the Partnership of such additional Limited Partner.

      2.8   SPECIAL ADVISORY LIMITED PARTNER.

            Upon signing this Agreement, the Adviser shall be admitted to the Partnership as the Special Advisory Limited Partner, subject to due approval, in accordance with the requirements of the 1940 Act, of the Investment Advisory Agreement. The Interest of the Special Advisory Limited Partner shall be non-voting. If at anytime the Investment Advisory Agreement between the Partnership and the person then serving as Adviser terminates, the Individual General Partners shall admit as a substitute Special Advisory Limited Partner, upon its signing this Agreement, such person as may be retained by the Partnership to provide investment advisory services pursuant to an Investment Advisory Agreement, subject to the due approval of such Investment Advisory Agreement in accordance with the requirements of the 1940 Act.

      2.9   ORGANIZATIONAL LIMITED PARTNER.

            Upon the admission of any Limited Partner, the Organizational Limited Partner shall withdraw from the Partnership as the Organizational Limited Partner and shall be entitled to the return of his Capital Contribution, if any, without interest or deduction.

      2.10  BOTH GENERAL AND LIMITED PARTNER.

            A Partner may at the same time be an Individual General Partner and a Limited Partner, or a Special Advisory Limited Partner and Limited Partner, in which event such Partner's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof or as provided in the Delaware Act.


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
      2.11  LIMITED LIABILITY.

            Except as provided under applicable law, a Limited Partner and the Special Advisory Limited Partner shall not be liable for the Partnership's obligations in any amount in excess of the capital account balance of such Partner, plus such Partner's share of undistributed profits and assets.

                           --------------------------

                                  ARTICLE III

                                   MANAGEMENT
                           --------------------------

      3.1   MANAGEMENT AND CONTROL.

            (a) Management and control of the business of the Partnership shall be vested in the Individual General Partners, who shall have the right, power and authority, on behalf of the Partnership and in its name, to exercise all rights, powers and authority of general partners under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Partnership and their duties hereunder. No Individual General Partner shall have the authority individually to act on behalf of or to bind the Partnership except within the scope of such Individual General Partner's authority as delegated by the IGPs. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Individual General Partner shall be vested with the same powers, authority and responsibilities on behalf of the Partnership as are customarily vested in each director of a Delaware corporation and (ii) each Independent General Partner shall be vested with the same powers, authority and responsibilities on behalf of the Partnership as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" of such company as such term is defined in the 1940 Act. During any period in which the Partnership shall have no Individual General Partners, the Adviser shall continue to serve as the Adviser to the Partnership. During such time period, CIBC Opco shall continue to provide the CIBC Opco Services to the Partnership.

            (b) An Individual General Partner shall be the designated tax matters partner for purposes of Section 6231(a)(7) of the Code. Each Partner agrees not to treat, on his personal return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Partnership. The Individual General Partners shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Partnership under any provisions of the Code or any other revenue laws.

            (c) Limited Partners shall have no right to participate in and shall take no part in the management or control of the Partnership's business and shall have no right, power or authority to act for or bind the Partnership. Limited Partners shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

            (d) The Individual General Partners may delegate to any other person any rights, power and authority vested by this Agreement in the Individual General Partners to the extent permissible under applicable law.

      3.2   ACTIONS BY INDIVIDUAL GENERAL PARTNERS.

            (a) Unless provided otherwise in this Agreement, the Individual General Partners shall act only: (i) by the affirmative vote of a majority of the Individual General Partners (which majority shall include any requisite number of Independent General Partners required by the 1940 Act) present at a meeting duly called at which a quorum of the Individual General Partners shall be present (in person or, if in person attendance is not required by the 1940 Act, by telephone) or (ii) by unanimous written consent of all of the Individual General Partners without a meeting, if permissible under the 1940 Act.

            (b) The Individual General Partners may designate from time to time a Principal Individual General Partner who shall preside at all meetings. Meetings of the Individual General Partners may be called by the Principal Individual General Partner or by any two Individual General Partners, and may be held on such date and at such time and place as the Individual General Partners shall determine. Each Individual General Partner shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Individual General Partner who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Individual General Partners may attend and participate in any meeting by telephone except where in person attendance at a meeting is required by the 1940 Act. A majority of the Individual General Partners shall constitute a quorum at any meeting.

      3.3   MEETINGS OF LIMITED PARTNERS.

            (a) Actions requiring the vote of the Limited Partners may be taken at any duly constituted meeting of the Limited Partners at which a quorum is present. Meetings of the Limited Partners may be called by the Individual General Partners or by Limited Partners holding 25% or more of the total number of votes eligible to be cast by all Limited Partners, and may be held at such time, date and place as the Individual General Partners shall determine. The Individual General Partners shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Limited Partner entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Limited Partner shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting. Only matters set forth in the notice of a meeting may be voted on by the Limited Partners at a meeting. The presence in person or by proxy of Limited Partners holding a majority of the total number of votes eligible to be cast by all Limited Partners as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Limited Partners may be adjourned by action of a majority of the Limited Partners present in person or by proxy without additional notice to the Limited Partners. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Limited Partners shall be elected as Individual General Partners and

(ii) all other actions of the Limited Partners taken at a meeting shall require the affirmative vote of Partners holding a majority of the total number of votes eligible to be cast by those Limited Partners who are present in person or by proxy at such meeting.

            (b) Each Limited Partner shall be entitled to cast at any meeting of Limited Partners a number of votes equivalent to such Limited Partner's Partnership Percentage as of the record date for such meeting. The Individual General Partners shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Limited Partners to determine eligibility to vote at such meeting and the number of votes which each Limited Partner will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Limited Partner and the number of votes that each Limited Partner will be entitled to cast at the meeting.

            (c) A Limited Partner may vote at any meeting of Limited Partners by a proxy properly executed in writing by the Limited Partner and filed with the Partnership before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Limited Partner executing the proxy by a later writing delivered to the Partnership at any time prior to exercise of the proxy or if the Limited Partner executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Limited Partners that is permitted to be taken at a meeting of the Limited Partners may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Limited Partners holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

      3.4   CUSTODY OF ASSETS OF THE PARTNERSHIP.

            The physical possession of all funds, Securities or other properties of the Partnership shall at all times, be held, controlled and administered by one or more custodians retained by the Partnership in accordance with the requirements of the 1940 Act and the rules thereunder.

      3.5   OTHER ACTIVITIES OF PARTNERS.

            (a) The Individual General Partners shall not be required to devote full time to the affairs of the Partnership, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

            (b) Any Partner, and any Affiliate of any Partner, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Partner shall have any rights in or to such activities of any other Partner, or any profits derived therefrom.

      3.6   DUTY OF CARE.

            (a) An Individual General Partner shall not be liable to the Partnership or to any of its Partners for any loss or damage occasioned by any act or omission in the performance of his services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Individual General Partner constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Individual General Partner's office.

            (b) Limited Partners not in breach of any obligation hereunder or under any agreement pursuant to which the Limited Partner subscribed for an Interest shall be liable to the Partnership, any Partner or third parties only as provided under the Delaware Act.

      3.7   INDEMNIFICATION.

            (a) To the fullest extent permitted by law, the Partnership shall, subject to Section 3.7(b) hereof, indemnify each Individual General Partner (including for this purpose their executors, heirs, assigns, successors or other legal representatives), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a general partner of the Partnership or the past or present performance of services to the Partnership by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an Individual General Partner for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

            (b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Partnership in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Partnership amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Partnership shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill his or its undertaking, or (iii) a majority of the Independent General Partners (excluding any Individual General Partner who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

            (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Partnership by a majority of the Independent General Partners (excluding any Individual General Partner who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Partnership and that such indemnitee is not liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Individual General Partners secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Partnership or its Partners to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

            (d) Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In (i) any suit brought by an Individual General Partner (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Partnership to recover any indemnification or advancement of expenses made pursuant to this
Section 3.7 the Partnership shall be entitled to recover such expenses upon a final adjudication that, the Individual General Partner or other person claiming a right to indemnification under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the Individual General Partner or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Partnership (or any Partner acting derivatively or otherwise on behalf of the Partnership or its Partners).

            (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which he or it may otherwise be entitled except out of the assets of the Partnership, and no Partner shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

            (f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Partnership to purchase and maintain liability insurance on behalf of any Individual General Partner or other person.

      3.8   FEES, EXPENSES AND REIMBURSEMENT.

            (a) So long as CIBC Opco provides CIBC Opco Services to the Partnership, it shall be entitled to receive fees for such services as may be agreed to by CIBC Opco and the Partnership pursuant to a separate written agreement.

            (b) The Individual General Partners may cause the Partnership to compensate each Individual General Partner for his services as such. In addition, the Individual General Partners shall be reimbursed by the Partnership for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

            (c) The Partnership shall bear all expenses incurred in the business of the Partnership other than those specifically required to be borne by the Adviser pursuant to the Investment Advisory Agreement or by CIBC Opco pursuant to the agreement referred to in Section 3.8(a) hereof. Expenses to be borne by the Partnership include, but are not limited to, the following:

                  (1) all costs and expenses related to portfolio transactions and positions for the Partnership's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on Securities sold short, dividends on Securities sold short but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends and indirect expenses from investments in investment funds;

                  (2) all costs and expenses associated with the organization and registration of the Partnership, certain offering costs and the costs of compliance with any applicable federal or state laws;

                  (3) Attorneys' fees and disbursements associated with updating the Partnership's Confidential Memorandum and subscription documents (the "Offering Materials"); the costs of printing the Offering Materials; the costs of distributing the Offering Materials to prospective investors; and attorneys' fees and disbursements associated with the review of subscription documents executed and delivered to the Partnership in connection with offerings of interests in the Partnership;

                  (4) the costs and expenses of holding meetings of Individual General Partners and any meetings of Limited Partners;

                  (5) fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Partnership;

                  (6) the costs of a fidelity bond and any liability insurance obtained on behalf of the Partnership or its General Partners;

                  (7) any fees payable to CIBC Opco for CIBC Opco Services and the fees of custodians and persons providing administrative services to the Partnership;

                  (8) all expenses of computing the Partnership's net asset value, including any equipment or services obtained for such purposes;

                  (9) all charges for equipment or services used in communicating information regarding the Partnership's transactions among the Adviser and any custodian or other agent engaged by the Partnership; and

                  (10) such other types of expenses as may be approved from time to time by the Individual General Partners, other than those required to be borne by the Adviser or CIBC Opco.

The Adviser shall be entitled to reimbursement from the Partnership for any of the above expenses that it pays on behalf of the Partnership.

            (d) Subject to procuring any required regulatory approvals, from time to time the Partnership may, alone or in conjunction with other accounts for which the Adviser, or any Affiliate of the Adviser, acts as general partner or investment adviser, purchase Insurance in such amounts, from such insurers and on such terms as the Individual General Partners shall determine.

                       ---------------------------------

                                   ARTICLE IV

            TERMINATION OF STATUS OF ADVISER AND INDIVIDUAL GENERAL
                      PARTNERS, TRANSFERS AND REPURCHASES
                       ---------------------------------

      4.1   TERMINATION OF STATUS OF THE ADVISER.

            The status of the Adviser as the Special Advisory Limited Partner shall terminate if the Investment Advisory Agreement with the Adviser terminates and the Partnership does not enter into a new Investment Advisory Agreement with the Adviser, effective as of the date of such termination.

      4.2   TERMINATION OF STATUS OF AN INDIVIDUAL GENERAL PARTNER.

            The status of an Individual General Partner shall terminate if the Individual General Partner (i) shall die; (ii) shall be adjudicated incompetent;
(iii) shall voluntarily withdraw as an Individual General Partner (upon not less than 90 days' prior written notice to the other Individual General Partners);
(iv) shall be removed; (v) shall be certified by a physician to be mentally or physically unable to perform his duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Partner; or (viii) shall otherwise cease to be a general partner of the Partnership under the Delaware Act.

      4.3   REMOVAL OF INDIVIDUAL GENERAL PARTNERS.

            Any Individual General Partner may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Individual General Partners not subject to the removal vote or (b) the vote or written consent of Limited Partners holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Partners.

      4.4   TRANSFER OF INTERESTS OF INDIVIDUAL GENERAL PARTNERS.

            Individual General Partners may not Transfer their Interests as Individual General Partners.

      4.5   TRANSFER OF INTERESTS OF LIMITED PARTNERS.

            (a) An Interest or portion thereof of a Limited Partner may be Transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of such Limited Partner or (ii) with the written consent of the Individual General Partners (which may be withheld in their sole and absolute discretion), provided, however, that the Individual General Partners may not consent to any Transfer other than a Transfer (i) in which the tax basis of the interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain Transfers to affiliates, gifts and contributions to family partnerships), (ii) to members of the Partner's immediate family (brothers, sisters, spouse, parents and children), or
(iii) a distribution from a qualified retirement plan or an individual retirement account, unless it consults with counsel to the Partnership and counsel to the Partnership confirms that such Transfer will not cause the Partnership to be treated as a "publicly traded partnership" taxable as a corporation.

            (b) The Individual General Partners may not consent to a Transfer of an Interest or a portion thereof of a Limited Partner unless: (i) the person to whom such Interest is Transferred (or each of such person's beneficial owners if such a person is a "private investment company" as defined in paragraph
(d)(3) of Rule 205-3 under the Advisers Act) is a person whom the Individual General Partners believe meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or successor rule thereto; (ii) the entire Interest of the Limited Partner is Transferred to a single transferee; and (iii) after the Transfer, the balance of the Capital Account of the Transferee is not less than $150,000. Any transferee which acquires an Interest by operation of law as the result of the death, bankruptcy, insolvency or dissolution of a Limited Partner or otherwise, shall be entitled to the allocations and distributions allocable to the Interest so acquired and to Transfer such Interest in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Limited Partner unless and until such transferee becomes a substituted Limited Partner. If a Limited Partner transfers an Interest with the approval of the Individual General Partners, the Individual General Partners shall promptly take all necessary actions so that the transferee to whom such Interest is transferred is admitted to the Partnership as a Limited Partner. Each Limited Partner effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Partnership in connection with such Transfer.

            (c) Each Limited Partner shall indemnify and hold harmless the Partnership, the Individual General Partners, the Adviser, each other Limited Partner and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Limited Partner in violation of this Section 4.5 and (ii) any misrepresentation by such Limited Partner in connection with any such Transfer.

      4.6   TRANSFER OF INTERESTS OF SPECIAL ADVISORY LIMITED PARTNER.

            The Adviser may not Transfer its Interest as the Special Advisory Limited Partner.

      4.7   REPURCHASE OF INTERESTS.

            (a) Except as otherwise provided in this Agreement, no Partner or other person holding an Interest or portion thereof shall have the right to withdraw or tender to the Partnership for repurchase that Interest or portion thereof. The Individual General Partners may from time to time, in their complete and exclusive discretion and on such terms and conditions as they may determine, cause the Partnership to repurchase Interests or portions thereof pursuant to written tenders. However, the Partnership shall not offer to repurchase Interests on more than two occasions during any one Fiscal Year unless it has received an opinion of counsel to the effect that such more frequent offers would not cause any adverse tax consequences to the Partnership or the Limited Partners. In determining whether to cause the Partnership to repurchase Interests or portions thereof pursuant to written tenders, the Individual General Partners shall consider the recommendation of the Adviser, and shall also consider the following factors, among others:

                  (1) whether any Partners have requested to tender Interests or portions thereof to the Partnership;

                  (2)   the liquidity of the Partnership's assets;

                  (3) the investment plans and working capital requirements of the Partnership;

                  (4) the relative economies of scale with respect to the size of the Partnership;

                  (5) the history of the Partnership in repurchasing Interests or portions thereof;

                  (6)   the economic condition of the securities markets; and

                  (7) the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

The Individual General Partners shall cause the Partnership to repurchase Interests or portions thereof pursuant to written tenders only on terms fair to the Partnership and to all Partners or one or more classes of Partners (including persons holding Interests acquired from Partners), as applicable.

            (b) A Limited Partner who tenders for repurchase only a portion of such Limited Partner's Interest shall be required to maintain a Capital Account balance equal to the greater of (i) $150,000, net of the Incentive Allocation, if any, that would be debited against such Capital Account if the date of repurchase of such Interest or portion thereof were a date on which an Incentive Allocation would otherwise be made (the "Tentative Incentive Allocation") or
(ii) the amount of the Tentative Incentive Allocation.

            (c) The Adviser may tender its Interest or a portion thereof as a Limited Partner or Special Advisory Limited Partner of the Partnership under
Section 4.7(a) hereof.

            (d) If the Adviser's status as Special Advisory Limited Partner is terminated pursuant to Section 4.1 hereof, it (or its trustee or other legal representative) may, by written notice to the Individual General Partners within 60 days of the effective date of such termination, tender to the Partnership for repurchase all or any portion of its Special Advisory Account. Not later than thirty (30) days after the receipt of such notice, the Individual General Partners shall cause such tendered portion of the Special Advisory Account to be repurchased by the Partnership for cash.

            (e) The Individual General Partners may cause the Partnership to repurchase an Interest or portion thereof of a Limited Partner or any person acquiring an Interest or portion thereof from or through a Limited Partner in the event that the Individual General Partners determine or have reason to believe that:

                  (1) such an Interest or portion thereof has been transferred in violation of Section 4.5 hereof, or such an Interest or portion thereof has vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Partner;

                  (2) ownership of such an Interest by a Partner or other person will cause the Partnership to be in violation of, or require registration of any Interest or portion thereof under, or subject the Partnership to additional registration or regulation under, the securities laws of the United States or any other relevant jurisdiction;

                  (3) continued ownership of such an Interest may be harmful or injurious to the business or reputation of the Partnership, the Individual General Partners or the Adviser, or may subject the Partnership or any of the Partners to an undue risk of adverse tax or other fiscal consequences;

                  (4) any of the representations and warranties made by a Partner in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or

                  (5) it would be in the best interests of the Partnership, as determined by the Individual General Partners in their absolute discretion, for the Partnership to repurchase such an Interest or portion thereof.

            (f) Repurchases of Interests or portions thereof by the Partnership shall be payable promptly after the effective date of such repurchase in accordance with the terms of the Partnership's repurchase offer. Payment of the purchase price shall consist of: (i) cash in an aggregate amount equal to such percentage, as may be determined by the Individual General Partners, of the estimated unaudited net asset value of Interests repurchased by the Partnership determined as of the effective date of such repurchase (the "Cash Payment"); and, if determined to be necessary or appropriate by the Individual General Partners, (ii) a promissory note entitling the holder thereof to a contingent payment equal to the excess, of any, of (x) the net asset value of the Interests repurchased by the Partnership as of the effective date of such repurchases, determined based on the audited financial statements of the Partnership for the Fiscal Year in which such repurchases were effective, over
(y) the Cash Payment. Notwithstanding anything in the foregoing to the contrary, the Individual General Partners, in their discretion, may pay any portion of the purchase price in marketable Securities (or any combination of marketable Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased. All such repurchases shall be subject to any and all conditions as the Individual General Partners may impose in their sole discretion and shall be effective as of a date set by the Individual General

Partners which is not less than 60 days after receipt by the Partnership of all eligible written tenders of Interests or portion thereof. The amount due to any Partner whose Interest or portion thereof is repurchased shall be equal to the value of such Partner's Capital Account or portion thereof as applicable as of the effective date of repurchase, after giving effect to all allocations to be made to such Partner's Capital Account as of such date.

                      ------------------------------------

                                   ARTICLE V
                                    CAPITAL
                      ------------------------------------

      5.1   CONTRIBUTIONS TO CAPITAL.

            (a) The minimum initial contribution of each Partner to the capital of the Partnership shall be such amount as the Individual General Partners, in their discretion, may determine from time to time, but in no event shall be less than $150,000. The amount of the initial contribution of each Partner shall be recorded on the books and records of the Partnership upon acceptance as a contribution to the capital of the Partnership. Individual General Partners shall not be entitled to make voluntary contributions of capital to the Partnership as general partners of the Partnership, but may make voluntary contributions to the capital of the Partnership as limited partners. The Adviser may make voluntary contributions to the capital of the Partnership as a limited partner.

            (b) The Limited Partners and the Adviser, as a Limited Partner, may make additional contributions to the capital of the Partnership of at least $25,000, effective as of such times as the Individual General Partners in their discretion may permit, subject to Section 2.7 hereof, but no Limited Partner shall be obligated to make any additional contribution to the capital of the Partnership except to the extent provided in Section 5.7 hereof.

            (c) Except as otherwise permitted by the Individual General Partners, (i) initial and any additional contributions to the capital of the Partnership by any Partner shall be payable in cash or in such Securities that the Individual General Partners, in their absolute discretion, may agree to accept on behalf of the Partnership, and (ii) initial and any additional contributions in cash shall be payable in readily available funds at the date of the proposed acceptance of the contribution. The Partnership shall charge each Partner making a contribution in Securities to the capital of the Partnership such amount as may be determined by the Individual General Partners not exceeding 2% of the value of such contribution in order to reimburse the Partnership for any costs incurred by the Partnership by reason of accepting such Securities, and any such charge shall be due and payable by the contributing Partner in full at the time the contribution to the capital of the Partnership to which such charges relate is due. The value of contributed Securities shall be determined in accordance with Section 7.3 hereof as of the date of contribution.

            (d)   The minimum initial and additional contributions set forth in
(a) and (b) of this Section 5.1 may be reduced by the Individual General
Partners.

      5.2   RIGHTS OF PARTNERS TO CAPITAL.

            No Partner shall be entitled to interest on his contribution to the capital of the Partnership, nor shall any Partner be entitled to the return of any capital of the Partnership except (i) upon the repurchase by the Partnership of a part or all of such Partner's Interest pursuant to Section 4.7 hereof, (ii) pursuant to the provisions of Section 5.7(c) hereof or (iii) upon the liquidation of the Partnership's assets pursuant to Section 6.2 hereof. No Partner shall be liable for the return of any such amounts. No Partner shall have the right to require partition of the Partnership's property or to compel any sale or appraisal of the Partnership's assets.

      5.3   CAPITAL ACCOUNTS.

            (a) The Partnership shall maintain a separate Capital Account for each Limited Partner.

            (b) Each Limited Partner's Capital Account shall have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) constituting such Limited Partner's initial contribution to the capital of the Partnership.

            (c) Each Limited Partner's Capital Account shall be increased by the sum of (i) the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) constituting additional contributions by such Limited Partner to the capital of the Partnership permitted pursuant to
Section 5.1 hereof, plus (ii) all amounts credited to such Limited Partner's Capital Account pursuant to Sections 5.4 through 5.7 or 5.9 hereof.

            (d) Each Limited Partner's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Interest, or portion thereof, of such Limited Partner or distributions to such Limited Partner pursuant to Sections 4.7, 5.11 or 6.2 hereof which are not reinvested, plus (ii) any amounts debited against such Capital Account pursuant to Sections 5.4 through 5.9 hereof.

            (e) The Partnership shall maintain a Special Advisory Account for the Adviser in its capacity as Special Advisory Limited Partner solely for purposes of receiving the Incentive Allocation pursuant to Section 5.8 hereof. The Special Advisory Account shall have an initial balance of zero.

      5.4   ALLOCATION OF NET PROFIT AND LOSS.

            As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Partners in accordance with their respective Partnership Percentages for such Fiscal Period.

      5.5   ALLOCATION OF INSURANCE PREMIUMS AND PROCEEDS.

            (a) Any premiums payable by the Partnership for Insurance purchased pursuant to Section 3.9(d) hereof shall be apportioned evenly over each Fiscal Period or portion thereof falling within the period to which such premiums relate under the terms of such Insurance, and the portion of the premiums so apportioned to any Fiscal Period shall be allocated among and debited against the Capital Accounts of each Partner who is a partner of the Partnership during such Fiscal Period in accordance with such Partner's Partnership Percentage for such Fiscal Period.

            (b) Proceeds, if any, to which the Partnership may become entitled pursuant to such Insurance shall be allocated among and credited to the Capital Accounts of each Partner who is a partner of the Partnership during the Fiscal Period in which the event which gives rise to recovery of proceeds occurs in accordance with such Partner's Partnership Percentage for such Fiscal Period.

      5.6   ALLOCATION OF CERTAIN WITHHOLDING TAXES AND OTHER EXPENDITURES.

            (a) If the Partnership incurs a withholding tax or other tax obligation with respect to the share of Partnership income allocable to any Limited Partner, then the Individual General Partners, without limitation of any other rights of the Partnership or the General Partners, shall cause the amount of such obligation to be debited against the Capital Account of such Partner when the Partnership pays such obligation, and any amounts then or thereafter distributable to such Partner shall be reduced by the amount of such taxes. If the amount of such taxes is greater than any such distributable amounts, then such Partner and any successor to such Partner's Interest shall pay to the Partnership as a contribution to the capital of the Partnership, upon demand of the Individual General Partners, the amount of such excess. The Individual General Partners shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Limited Partner that may be eligible for such reduction or exemption; provided, that in the event that the Individual General Partners determine that a Limited Partner is eligible for a refund of any withholding tax, the Individual General Partners may, at the request and expense of such Partner, assist such Partner in applying for such refund.

            (b) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Partnership, to the extent determined by the Individual General Partners to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Partners, shall be charged to only those Partners on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Partners as of the close of the Fiscal Period during which any such items were paid or accrued by the Partnership.

      5.7   RESERVES.

            (a) Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Limited Partners for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Adviser or the Individual General Partners, such reserves to be in the amounts which the Individual General Partners in their sole discretion deem necessary or appropriate. The Individual General Partners may increase or reduce any such reserves from time to time by such amounts as the Individual General Partners in their sole discretion deem necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Limited Partners at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Partners, the amount of such reserve, increase, or decrease shall instead be charged or credited to those parties who were Limited Partners at the time, as determined by the Individual General Partners in their sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

            (b) If at any time an amount is paid or received by the Partnership (other than contributions to the capital of the Partnership, distributions or repurchases of Interests or portions thereof) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all Limited Partners at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Partnership's accounting practices, be treated as applicable to one or more prior Fiscal Periods, then such amount shall be proportionately charged or credited, as appropriate, to those parties who were Limited Partners during such prior Fiscal Period or Periods.

            (c)   If any amount is required by paragraph (a) or (b) of this
Section 5.7 to be charged or credited to a party who is no longer a Limited Partner, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Individual General Partners determine that such charge or credit is required. In the case of a charge, the former Limited Partner shall be obligated to pay the amount of the charge, plus interest as provided above, to the Partnership on demand; provided, however, that (i) in no event shall a former Partner be obligated to make a payment exceeding the amount of such Partner's Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years since the date on which such party ceased to be a Partner. To the extent that a former Limited Partner fails to pay to the Partnership, in full, any amount required to be charged to such former Partner pursuant to paragraph
(a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Limited Partners at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Limited Partners.

      5.8   INCENTIVE ALLOCATION.

            (a) So long as the Adviser serves as the Special Advisory Limited Partner of the Partnership, the Incentive Allocation shall be debited against the Capital Account of each Limited Partner as of the last day of each Allocation Period with respect to such Limited Partner and the amount so debited shall simultaneously be credited to the Special Advisory Account or, subject to compliance with the 1940 Act and the Advisers Act, to the Capital Accounts of such Partners as have been designated in any written notice delivered by the Adviser to the Individual General Partners within 90 days after the close of such Allocation Period.

            (b) By the last business day of the month following the date on which an Incentive Allocation is made, the Special Advisory Limited Partner may withdraw up to 100% of the Incentive Allocation (computed on the basis of unaudited data) that was credited to the Special Advisory Account. Within 30 days after the completion of the audit of the books of the Partnership for the year in which allocations to the Special Advisory Account are made, the Partnership shall pay to the Special Advisory Limited Partner any additional amount of Incentive Allocation determined to be owed to the Special Advisory Limited Partner based on the audit, and the Special Advisory Limited Partner shall pay to the Partnership any excess amount of Incentive Allocation determined to be owed to the Partnership.

            5.9   ALLOCATION OF ORGANIZATIONAL EXPENSES.

            (a) As of the first Expense Allocation Date, Organizational Expenses shall be allocated among and debited against the Capital Accounts of the Limited Partners in accordance with their respective Capital Percentages on such Expense Allocation Date.

            (b) As of each Expense Allocation Date following the first Expense Allocation Date, all amounts previously debited against the Capital Account of a Limited Partner pursuant to this Section 5.9 on the preceding Expense Allocation Date will be credited to the Capital Account of such Limited Partner, and Organizational Expenses shall then be re-allocated among and debited against the Capital Accounts of all Limited Partners in accordance with their respective Capital Percentages on such Expense Allocation Date.

      5.10  TAX ALLOCATIONS.

            For each fiscal year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Partners in such manner as to reflect equitably amounts credited or debited to each Partner's Capital Account for the current and prior fiscal years (or relevant portions thereof). Allocations under this Section 5.10 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Internal Revenue Code of 1986, as amended (the "Code"), and in conformity with Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Section and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Partners such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

            If the Partnership realizes capital gains (including short-term capital gains) for Federal income tax purposes ("gains") for any fiscal year during or as of the end of which one or more Positive Basis Partners (as hereinafter defined) withdraw from the Partnership pursuant to Articles IV or VI, the Individual General Partners, unless otherwise determined by the Individual General Partners, in their sole discretion, shall allocate such gains as follows: (i) to allocate such gains among such Positive Basis Partners, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Partner, until either the full amount of such gains shall have been so allocated or the Positive Basis of each such Positive Basis Partner shall have been eliminated and (ii) to allocate any gains not so allocated to Positive Basis Partners to the other Partners in such manner as shall equitably reflect the amounts allocated to such

Partners' Capital Accounts pursuant to Section 5.3; provided, however, that if, following such fiscal year, the Partnership realizes gains from a sale of Securities the proceeds of which are designated on the Partnership's books and records as being used to effect payments of all or part of the interest in the Partnership of any Positive Basis Partner, there shall be allocated to any Positive Basis Partner an amount of such gains equal to the amount, if any by which his or its Positive Basis as of the effective date of his or its withdrawal exceeds the amount allocated to him or it pursuant to clause (i) of this sentence.

            If the Partnership realizes capital losses (including long-term capital losses) for Federal income tax purposes ("losses") for any fiscal year during or as of the end of which one or more Negative Basis Partners (as hereinafter defined) withdraw from the Partnership pursuant to Articles IV or VI, the Individual General Partners, unless otherwise determined by the Individual General Partners, in their sole discretion, shall allocate such losses as follows: (i) to allocate such losses among such Negative Basis Partners, pro rata in proportion to the respective Negative Basis (as hereinafter defined) of each such Negative Basis Partner, until either the full amount of such losses shall have been so allocated or the Negative Basis of each such Negative Basis Partner shall have been eliminated and (ii) to allocate any losses not so allocated to Negative Basis Partners to the other Partners in such manner as shall equitably reflect the amounts allocated to such Partners' Capital Accounts pursuant to Section 5.3; provided, however, that if, following such fiscal year, the Partnership realizes losses from a sale of Securities the proceeds of which are designated on the Partnership's books and records as being used to effect payments of all or part of the interest in the Partnership of any Negative Basis Partner, there shall be allocated to any Negative Basis Partner an amount of such losses equal to the amount, if any by which his or its Negative Basis as of the effective date of his or its withdrawal exceeds the amount allocated to him or it pursuant to clause (i) of this sentence.

            As used herein, (i) the term "Positive Basis" shall mean, with respect to any Partner and as of any time of calculation, the amount by which its interest in the Partnership as of such time exceeds its "adjusted tax basis", for Federal income tax purposes, in its interest in the Partnership as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such interest, including by reason of death, and without regard to such Partner's share of the liabilities of the Partnership under Section 752 of the Code), and (ii) the term "Positive Basis Partner" shall mean any Partner who withdraws from the Partnership and who has Positive Basis as of the effective date of its withdrawal, but such Partner shall cease to be a Positive Basis Partner at such time as it shall have received allocations pursuant to clause (i) of the second paragraph of this Section 5.10 equal to its Positive Basis as of the effective date of its withdrawal.

            As used herein, (i) the term "Negative Basis" shall mean, with respect to any Partner and as of any time of calculation, the amount by which its interest in the Partnership as of such time is less than its "adjusted tax basis", for Federal income tax purposes, in its interest in the Partnership as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such interest, including by reason of death, and without regard to such Partner's share of the liabilities of the Partnership under Section 752 of the Code), and (ii) the term "Negative Basis Partner" shall mean any Partner who withdraws from the Partnership and who has Negative Basis as of the effective date of its withdrawal, but such Partner shall cease to be a Negative Basis Partner at such time as it shall have received allocations pursuant to clause
(i) of the third paragraph of this Section 5.10 equal to its Negative Basis as of the effective date of its withdrawal.

            Notwithstanding anything to the contrary in the foregoing, if the Partnership realizes taxable gains in any fiscal year with respect to which the Special Advisory Limited Partner is entitled to an Incentive Allocation under
Section 5.8 hereof, the Individual General Partners (, at the request of the Special Advisory Limited Partner,) may specially allocate such gains to the Special Advisory Limited Partner in an amount by which the Incentive Allocation exceeds the Special Advisory Limited Partner's "adjusted tax basis" (determined without regard to any allocation to be made pursuant to this paragraph) in its interest in the Partnership as of the time it withdraws such Incentive Allocation. The Special Advisory Limited Partner's "adjusted tax basis", for these purposes, shall be increased by any amount of the Incentive Allocation withdrawal which it elects to contribute as a Limited Partner to the Partnership as of the date of the withdrawal of the Incentive Allocation.

      5.11  DISTRIBUTIONS.

                  (a) The Individual General Partners may, in their sole discretion, authorize the Partnership to make distributions in cash at any time to all of the Partners on a pro rata basis in accordance with the Partners' Partnership Percentages.

                  (b) The Individual General Partners may withhold taxes from any distribution to any Partner to the extent required by the Code or any other applicable law. For purposes of this Agreement, any taxes so withheld by the Partnership with respect to any amount distributed by the Partnership to any Partner shall be deemed to be a distribution or payment to such Partner, reducing the amount otherwise distributable to such Partner pursuant to this Agreement and reducing the Capital Account of such Partner.

      5.12  FOREIGN WITHHOLDING.

            Notwithstanding any provision of this Agreement to the contrary, the Individual General Partners shall withhold and pay over to the Internal Revenue Service, pursuant to Sections 1441, 1442, 1445 or 1446 of the Code, or any successor provisions, at such times as required by such Sections, such amounts as the Partnership is required to withhold under such Sections, as from time to time are in effect. To the extent that a foreign Limited Partner claims to be entitled to a reduced rate of, or exemption from, U.S. withholding tax pursuant to an applicable income tax treaty, or otherwise, the foreign Limited Partner shall furnish the Individual General Partners with such information and forms as such foreign Limited Partner may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each foreign Limited Partner represents and warrants that any such information and forms furnished by such foreign Limited Partner shall be true and accurate and agrees to indemnify the Partnership and each of the Limited Partners from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

                           Any amount of withholding taxes withheld and paid
over by the Individual General Partners with respect to a foreign Limited Partner's distributive share of the Partnership's gross income, income or gain shall be treated as a distribution to such foreign Limited Partner and shall be charged against the Capital Account of such foreign Limited Partner.

                           --------------------------

                                   ARTICLE VI

                           DISSOLUTION AND LIQUIDATION

                           ---------------------------

         6.1      DISSOLUTION.

                  (a)      The Partnership shall be dissolved:

                           (1) upon the affirmative vote to dissolve the Partnership by: (i) the Individual General Partners or (ii) Limited Partners holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Partners;

                           (2) upon the failure of Limited Partners to elect successor Individual General Partners at a meeting called by the Adviser in accordance with Section 2.6(c) hereof when no Individual General Partner remains to continue the business of the Partnership;

                           (3) upon the expiration of any two year period which commences on the date on which any Limited Partner has submitted a written notice to the Partnership requesting to tender its entire Interest for repurchase by the Partnership if such Interest has not been repurchased by the Partnership;

                           (4)      as required by operation of law.

Dissolution of the Partnership shall be effective on the later of the day on which the event giving rise to the dissolution shall occur or the conclusion of any applicable 60 day period during which the Individual General Partners and Limited Partners may elect to continue the business of the Partnership as provided above, but the Partnership shall not terminate until the assets of the Partnership have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

                  (b) Upon the occurrence of an event of withdrawal under
Section 17-402 of the Delaware Act with respect to any General Partner (including any event specified in Section 4.1, 4.2, 4.3 or 4.4 hereof that causes such General Partner to cease to be a Partner in the Partnership), all remaining General Partners are authorized to carry on the business of the Partnership as permitted by Section 17-801(3) of the Delaware Act and to the extent permitted by this Agreement. Except as provided in Section 6.1(a) hereof or in the Delaware Act, the death, mental illness, dissolution, termination, liquidation, bankruptcy, reorganization, merger, sale of substantially all of the stock or assets of or other change in the ownership or nature of a Partner, the admission to the Partnership of a new Partner, the withdrawal of a Partner from the Partnership, or the transfer by a Partner of his Interest to a third party shall not cause the Partnership to dissolve.

         6.2      LIQUIDATION OF ASSETS.

                  (a) Upon the dissolution of the Partnership as provided in
Section 6.1 hereof, the Individual General Partners shall promptly appoint the Administrator as the liquidator and the Administrator shall liquidate the business and administrative affairs of the Partnership, except that if the Individual General Partners do not appoint the Administrator as the liquidator or the Administrator is unable to perform this function, a liquidator elected by Limited Partners holding a majority of the total number of votes eligible to be cast by all Limited Partners shall promptly liquidate the business and administrative affairs of the Partnership. Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to Section 5.4 hereof. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Individual General Partners or liquidator shall deem appropriate in their or its sole discretion as applicable) shall be distributed in the following manner:

                           (1) the debts of the Partnership, other than debts, liabilities or obligations to Partners, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Partnership's assets to the Partners has been completed, shall first be paid on a pro rata basis;

                           (2) such debts, liabilities or obligations as are owing to the Partners shall next be paid in their order of seniority and on a pro rata basis;

                           (3) The Special Advisory Limited Partner shall next be paid any balance in the Special Advisory Account after giving effect to the Incentive Allocation, if any, to be made pursuant to Section 5.8 hereof; and

                           (4) the Limited Partners shall next be paid on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Partners' Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

         (b) Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of the Partnership, the Individual General Partners or other liquidator may distribute ratably in kind any assets of the Partnership; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.



                          -----------------------------

                                   ARTICLE VII

                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

                          -----------------------------

         7.1      ACCOUNTING AND REPORTS.

                  (a) The Partnership shall adopt for tax accounting purposes any accounting method which the Individual General Partners shall decide in their sole discretion is in the best interests of the Partnership. The Partnership's accounts shall be maintained in U.S. currency.

                  (b) After the end of each taxable year, the Partnership shall furnish to each Partner such information regarding the operation of the Partnership and such Partner's Interest as is necessary for Partners to complete federal and state income tax or information returns and any other tax information required by federal or state law.

                  (c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Partnership shall furnish to each Limited Partner a semi-annual report and an annual report containing the information required by such Act. The Partnership shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Partnership may furnish to each Partner such other periodic reports as it deems necessary or appropriate in its discretion.

         7.2      DETERMINATIONS BY INDIVIDUAL GENERAL PARTNERS.

                  (a) All matters concerning the determination and allocation among the Partners of the amounts to be determined and allocated pursuant to
Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Individual General Partners unless specifically and expressly otherwise provided for by the provisions of this Agreement or required by law, and such determinations and allocations shall be final and binding on all the Partners.

                  (b) The Individual General Partners may make such adjustments to the computation of Net Profit or Net Loss, the Allocation Change with respect to any Limited Partner, or any components comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Partnership and the intended allocation thereof among the Partners.

         7.3      VALUATION OF ASSETS.

                  (a) Except as may be required by the 1940 Act, the Individual General Partners shall value or have valued any Securities or other assets and liabilities of the Partnership as of the close of business on the last day of each Fiscal Period in accordance with such valuation procedures as shall be established from time to time by the Individual General Partners and which conform to the requirements of the 1940 Act. In determining the value of the assets of the Partnership, no value shall be placed on the goodwill or name of the Partnership, or the office records, files, statistical data or any similar intangible assets of the Partnership not normally reflected in the Partnership's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

                  (b) The value of Securities and other assets of the Partnership and the net worth of the Partnership as a whole determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Partners and all parties claiming through or under them.

                           ---------------------------

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS
                          -----------------------------

         8.1      AMENDMENT OF PARTNERSHIP AGREEMENT.

                  (a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with: (i) the approval of the Individual General Partners (including the vote of a majority of the Independent General Partners, if required by the 1940 Act) and (ii) if required by the 1940 Act, the approval of the Limited Partners by such vote as is required by the 1940 Act.

                  (b)      Any amendment that would:

                           (1) increase the obligation of a Partner to make any contribution to the capital of the Partnership;

                           (2) reduce the Capital Account of a Partner or Special Advisory Account other than in accordance with Article V; or

                           (3) modify the events causing the dissolution of the Partnership;

may be made only if (i) the written consent of each Partner adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each

Limited Partner has received written notice of such amendment and (B) any Limited Partner objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Individual General Partners) to tender his entire Interest for repurchase by the Partnership.

                  (c) The power of the Individual General Partners to amend this Agreement at any time without the consent of the other Partners as set forth in paragraph (a) of this Section 8.01 shall specifically include the power to:

                           (1) restate this Agreement together with any amendments hereto which have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

                           (2) amend Section 2.7 hereof to authorize the admittance of Limited Partners more frequently than quarterly;

                           (3) amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation, including but not limited to, to satisfy the requirements, or to reflect any relaxation of such requirements in the future, of the Bank Holding Company Act or other U.S. or Canadian banking laws, or any regulations, guidelines or policies or interpretations of the banking regulatory agencies or the staff thereof, or to cure any ambiguity or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof, provided that such action does not adversely affect the rights of any Partner in any material respect; and

                           (4) amend this Agreement to make such changes as may be necessary or desirable, based on advice of legal counsel to the Partnership, to assure the Partnership's continuing eligibility to be classified for U.S. federal income tax purposes as a partnership which is not treated as a corporation under
                                    Section 7704(a) of the Code.

                  (d) The Individual General Partners shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 8.1(c) hereof) to each Partner, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Partner upon request.

         8.2      SPECIAL POWER OF ATTORNEY.

                  (a) Each Limited Partner hereby irrevocably makes, constitutes and appoints each of the Individual General Partners, acting severally, and any liquidator of the Partnership's assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

                           (1) any amendment to this Agreement which complies with the provisions of this Agreement (including the provisions of
                                    Section 8.1 hereof);

                           (2) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Partnership; and

                           (3) all such other instruments, documents and certificates which, in the opinion of legal counsel to the Partnership, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Partnership shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Partnership as a limited partnership under the Delaware Act.

                  (b) Each Limited Partner is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Partnership without such Partner's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Partnership is taken in the manner contemplated by this Agreement, each Limited Partner agrees that, notwithstanding any objection which such Partner may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Limited Partner is fully aware that each Partner will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Partnership.

                  (c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each of the Individual General Partners and as such:

                           (1) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Partnership or Individual General Partners shall have had notice thereof; and

                           (2) shall survive the delivery of a Transfer by a Limited Partner of the whole or any portion of such Partner's Interest, except that where the transferee thereof has been approved by the Individual General Partners for admission to the Partnership as a substituted Limited

                                    Partner, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Individual General Partners to execute, acknowledge and file any instrument necessary to effect such substitution.

         8.3      NOTICES.

                  Notices which may or are required to be provided under this Agreement shall be made, if to a Limited Partner, by regular mail, or if to an Individual General Partner or the Adviser, by hand delivery, registered or certified mail return receipt requested, commercial courier service, telex or telecopier, and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Partnership. Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

         8.4      AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof which is not made pursuant to the terms of this Agreement shall be void.

         8.5      APPLICABILITY OF 1940 ACT AND FORM N-2.

                  The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Form N-2 which affect numerous aspects of the conduct of the Partnership's business and of the rights, privileges and obligations of the Partners. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2.

         8.6      CHOICE OF LAW; ARBITRATION.

                  (a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such State.

                  (b) UNLESS OTHERWISE AGREED IN WRITING, EACH PARTNER AGREES TO SUBMIT ALL CONTROVERSIES ARISING BETWEEN PARTNERS OR ONE OR MORE PARTNERS AND THE PARTNERSHIP TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTANDS:

                           (1)  ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

                           (2) THEY ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL;

                           (3) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS;

                           (4) THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND A PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY ARBITRATORS IS STRICTLY LIMITED; AND

                           (5) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

                  (b) ALL CONTROVERSIES THAT MAY ARISE AMONG PARTNERS AND ONE OR MORE PARTNERS AND THE PARTNERSHIP CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION IN NEW YORK CITY IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT, TO THE FULLEST EXTENT PERMITTED BY LAW. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE DETERMINED BEFORE AND IN ACCORDANCE WITH THE RULES THEN OBTAINING OF EITHER THE NEW YORK STOCK EXCHANGE, INC. (THE "NYSE") OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (THE "NASD"), AS THE PARTNER OR ENTITY INSTITUTING THE ARBITRATION MAY ELECT. IF THE NYSE OR NASD DOES NOT ACCEPT THE ARBITRATION FOR CONSIDERATION, THE ARBITRATION SHALL BE SUBMITTED TO, AND DETERMINED IN ACCORDANCE WITH THE RULES THEN OBTAINING OF, THE CENTER FOR PUBLIC RESOURCES, INC. IN NEW YORK CITY. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OF THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. ANY NOTICE OF SUCH ARBITRATION OR FOR THE CONFIRMATION OF ANY AWARD IN ANY ARBITRATION SHALL BE SUFFICIENT IF GIVEN IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT. EACH PARTNER AGREES THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM.

                  (c) NO PARTNER SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; OR (ii) THE CLASS IS DECERTIFIED; OR (iii) THE PARTNER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

         8.7      NOT FOR BENEFIT OF CREDITORS.

                  The provisions of this Agreement are intended only for the regulation of relations among past, present and future Partners and the Partnership. This Agreement is not intended for the benefit of non-Partner creditors and no rights are granted to non-Partner creditors under this Agreement.

         8.8      CONSENTS.

                  Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Partnership.

         8.9      MERGER AND CONSOLIDATION.

                  (a) The Partnership may merge or consolidate with or into one or more limited partnerships formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation which has been approved in the manner contemplated by Section 17-211(b) of the Delaware Act.

                  (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 17-211(b) of the Delaware Act may, to the extent permitted by Section 17-211(g) of the Delaware Act, (i) effect any amendment to this Agreement (ii) effect the adoption of a new partnership agreement for the Partnership if it is the surviving or resulting limited partnership in the merger or consolidation, or (iii) provide that the partnership agreement of any other constituent partnership to the merger or consolidation (including a limited partnership formed for the purpose of consummating the merger or consolidation) shall be the partnership agreement of the surviving or resulting limited partnership.

         8.10     PRONOUNS.

                  All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

         8.11     CONFIDENTIALITY.

                  (a) A Limited Partner may obtain from the Partnership such information regarding the affairs of the Partnership as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Individual General Partners.

                  (b) Each Partner covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name and/or address (whether business, residence or mailing) of any Limited Partner (collectively, "Confidential Information") without the prior written consent of the Individual General Partners, which consent may be withheld in their sole discretion.

                  (c) Each Partner recognizes that in the event that this
Section 8.11 is breached by any Partner or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Partners and the Partnership. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Partners and the Partnership may be entitled, such Partners shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Partner or the Partnership determines that any of the other Partners or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Partners agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

         8.12     CERTIFICATION OF NON-FOREIGN STATUS.

                  Each Limited Partner or transferee of an Interest from a Limited Partner shall certify, upon admission to the Partnership and at such other time thereafter as the Individual General Partners may request, whether he is a "United States Person" within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Partnership, and shall notify the Partnership within 30 days of any change in such Partner's status. Any Limited Partner who shall fail to provide such certification when requested to do so by the Individual General Partners may be treated as a non-United States Person for purposes of U.S. federal tax withholding.

         8.13     SEVERABILITY.

                  If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Partner agrees that it is the intention of the Partners that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

         8.14     FILING OF RETURNS.

                  The Individual General Partners or their designated agent shall prepare and file, or cause the accountants of the Partnership to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Partnership.


         8.15     TAX MATTERS PARTNER.

                  An Individual General Partner shall be designated on the Partnership's annual Federal income tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Partnership for purposes of
Section 6231(a)(7) of the Code. Each person (for purposes of this Section 8.15, called a "Pass-Thru Partner") that holds or controls an interest as a Limited

Partner on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Partner is beneficially owned (directly or indirectly) by another person or persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Partnership holding such interests through such Pass-Thru Partner. In the event the Partnership shall be the subject of an income tax audit by any Federal, state or local authority, to the extent the Partnership is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Partnership and each Partner thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Partnership.

         8.16     SECTION 754 ELECTION.

                  In the event of a distribution of Partnership property to a Partner or an assignment or other transfer (including by reason of death) of all or part of the interest of a Limited Partner in the Partnership, at the request of a Partner, the Individual General Partners, in their discretion, may cause the Partnership to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Partnership property as provided by Sections 734 and 743 of the Code.

         THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSE SET FORTH IN
SECTION 8.6 AND THE CONFIDENTIALITY CLAUSE SET FORTH IN SECTION 8.11.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           INDIVIDUAL GENERAL PARTNERS:

                                       /s/
                                         -----------------------------------

                                       /s/
                                         -----------------------------------

                                       /s/
                                         -----------------------------------

                                            LIMITED PARTNERS:

                                            Each person who shall sign
                                            a Limited Partner Signature
                                            Page and who shall be
                                            accepted by the Individual
                                            General Partners to the
                                            Partnership as a Limited
                                            Partner.


                                            SPECIAL ADVISORY LIMITED PARTNER:

                                            CIBC OPPENHEIMER ADVISERS, L.L.C.

                                            By:      CIBC Oppenheimer Corp.
                                                     Managing Member


                                            By: /s/
                                               ----------------------------
                                                 Name:
                                                 Title: